Employment Agreement

This Agreement is effective 4th January 1999 by and between Intraco Systems, Inc. a Florida corporation, hereinafter called ("Employer") and Carlos A. Munoz, an individual (hereinafter called "Employee").

Recitals

1. The Employee has acquired outstanding and special skills and abilities and an extensive background in and knowledge of the Employer's industry.

2. The Employer desires the services of the Employee, and is therefore willing to engage his / her services on the terms and conditions stated below.

3. The Employee desires to be employed by the Employer and is willing to do so on those terms and conditions.

Now, therefore, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1.     Employee's Duties and Authority. The Employer shall employ the
Employee as a Vice President of Engineering Services or in such other capacity or capacities as the Employer may from time to time prescribe.

2. Other Business Activities. During employment, the Employee shall devote his her work efforts to the performance of this Agreement and shall not, without the Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his / her duties under this Agreement.

2.1 Reasonable Time and Effort Required. During his / her employment, the Employee shall devote such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

3. Non-Competition During Employment. During the employment term, the Employee shall not, in any fashion participate or engage in any activity or other business competitive with the Employer's business. In addition, the Employee, while employed, shall not take any action without the Employer's prior written consent to establish, form, or become employed by a competing business on termination of employment by the Employer. The Employee's failure to comply with the provisions of the preceding sentence shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation that the Employee may be otherwise entitled to following termination of this Agreement.

4. Term of Employment. The Employee shall be employed from January 4, 1999 to December 31, 1999 unless the Employee is terminated as provided in this Agreement or this Agreement is extended by mutual written consent of the parties. The first ninety (90) days of employment are probationary and as such employment may be terminated anytime during the first ninety days.

5. Place of Employment. During the employment term the Employee shall perform the services required at the Employer's offices, located at 3998 FAU Blvd #210 Boca Raton, FL The Employee acknowledges that the Employer may from time to time require the Employee to travel temporarily to other locations on the Employer's business.

6.     Salary. See Addendum A

7. Additional Benefits. The Employee shall receive all other benefits of employment generally available to the Employer's other Employees including the following:

8. Expenses. The Employer shall reimburse the Employee for reasonable expenses incurred in connection with the Employee's performance of his / her duties including travel expenses, food, and lodging while away from home, pursuant to the Employer's reimbursement policies. Employee shall provide appropriate receipts to accounting in a reasonable time frame.

8.1 Reimbursement of Training & Education Expense. In the course of employment, Employer will provide training and education for the benefit of the Employee. In such cases as these costs are paid by Employer and in event of termination of employment under section I I or 12, Employee agrees to reimburse costs incurred for these purposes during the proceeding twelve months.

9. Employee's Right of Ownership. All inventions conceived or developed by the Employee during the term of this Agreement shall remain the property of the Employee, provided, however, that as to all such inventions with respect that the equipment, supplies, facilities, or trade secret information of the Employer was used, or that relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research and development, or that result from any work performed by the Employee for the Employer shall remain the property of the Employer.

10. Indemnification By Employer. The Employer shall, to the maximum extent permitted by law, indemnify and hold the Employee harmless against, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the Employee's employment by the Employer.

11.     Employer Termination

11.1 Involuntary Termination of Agreement. The Employer may terminate this Agreement without cause, either on the last day of any fiscal year of the Employer or upon 14 days prior written notice to the Employee.

11.2 Termination For Cause. The Employer may terminate this Agreement at any time without notice if the Employee commits any material act of dishonesty, discloses confidential information, is guilty of gross carelessness or misconduct, or - unjustifiably neglects his / her duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on the Employer's reputation.

11.3 Termination or Assignment on Merger. In the event of a merger where the Employer is not the surviving entity, or of a sale of all or substantially all of the Employer's assets, the Employer may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (2) on at least 30 days' prior written notice to the Employee, terminate this Agreement effective on the date of the merger or sale of assets.

12.     Employee Termination
12.1 Termination on Resignation. The Employee may terminate this Agreement by giving the Employer 14 days prior written notice of resignation.

12.2 Termination on Disability. (1) If, during the period of employment, the Employee becomes unable due to mental or physical illness or injury to perform his / her duties under this Agreement in his / her normal and regular manner, this Agreement shall be then terminated.

12.3 Termination on Death. If the Employee dies during the period of employment this Agreement shall then be terminated.

13.     Non-disclosure After Termination. Reference Addendum B

14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he/ she selects and of his / her own attorneys, and the expenses of his / her witnesses and all other expenses connected with presenting his / her case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Despite the forgoing, the arbitrators may assign to one party or the other any and all fees and costs as part of any arbitration award.

15. Entire Agreement. This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. No amendments to this Agreement may be made except by a writing signed by both parties.

16. Choice of Law. The formation, construction, and performance of this Agreement shall be construed in accordance with the laws of Florida with venue in Palm Beach County.

17. Notices. Any notice to the Employer required or permitted under this Agreement shall be given in writing to the Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Company's President at its then principal place I of business. Any such notice to the Employee shall be given in a like manner and, if mailed, shall be addressed to the Employee at his / her home address then shown in the Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given, or (2) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the mariner provided in this section.

18. Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in fall force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     Executed by the parties as of the day and year first written above.

Employer

_________________________________
By:  Jack Berger
President

Employee

__________________________________




ADDENDUM A
COMPENSATION
CARLOSA/MUNOZ

Salary:  Starting base rate of $ 65,000.00 Dollars per annum
         Increase base rate of $ 70,000.00 Dollars per annum. April 1, 1999 Increase of base rate to $ 75,000.00 Dollars per annum July 1, 1999 Increase of base rate to $ 80,000.00 Dollars per annum
October1,                1999

Stock Options:     Employee will be eligible for options as they become
available.

Vacation:     Employee will be entitled to vacation time according to the regular policies of the Company:
          I - 4 Years - 10 business days
          5 - 9 Years - 15 business days
          10 - 14 Years - 20 business days
                       15+ Years - Management Review

Holidays:     Employee will be entitled to at least 6 paid holidays each calendar year. The Company will notify Employee at the beginning of each year of the holiday schedule for the coming year.

Medical:     The Company will include Employee in the group medical plan of the Company at the Company's expense. Dependents of the Employee may be added at the Employee's expense as a payroll deduction.

Sick Leave:     Employee will be entitled to sick leave according to the
regular policies of the Company.

Expense
Reimbursement:     Employer will reimburse Employee for any and all
pre-approved necessary customary, and usual expenses incurred by him while traveling for and on behalf of the Employer pursuant to Employer's directions. Employee will provide appropriate receipts in a timely manner for all reimbursed expenses.


INTRACO SYSTEMS, INC.
NONDISCLOSURE AND NON-COMPETITION AGREEMENT
ADDENDUM B

     As an employee of Intraco Systems, Inc., I hereby agree to observe all the provisions of this Agreement, as well as all other rules and policies that Intraco Systems, Inc. may announce from time to time. Furthermore, this AGREEMENT is provided by me for the benefit of Intraco Systems, Inc., its subsidiaries, affiliates, successors and assigns (collectively referred to "Intraco Systems" or the "Company"). This Agreement serves as a legally binding acknowledgment and assignment of the ownership of all "Work Product" (as defined below) that Company may encounter.

Section 1. AVOIDANCE OF CONFLICT OF INTEREST

     While employed by Intraco Systems, I will not engage in. any other business activity that conflicts with my duties to Intraco Systems. Under no circumstances win I work for any competitor or have any financial interest in any competitor of Intraco Systems; provided, however, that this Agreement does not prohibit investment of a reasonable part of my assets in the stock or securities of any competitor whose stock or securities are publicly traded on a national exchange.

Section 2. OWNERSHIP AND RIGHTS IN WORK PRODUCT

     For purposes of this Agreement, "Work Product" shall mean all intellectual property rights, including all trade secrets, U.S. and international copyrights, patentable inventions, and other intellectual property rights in any programming, documentation, technology, or other work product that is created in connection with my Work. In addition, all rights in any preexisting programming, documentation, technology, or other Work Product provided to Company during the course of my employment or engagement shall automatically become part of the Work Product. hereunder, whether or not it arises specifically out of my "Work." For purposes of this Agreement, "Work" shall mean (1) any direct assignments and required performance by or for Company, and (2) any other productive output that relates to the business of Company and is produced during the course of my engagement by Company. For this purpose, Work may be considered present even after normal working hours, away from Owner's premises, on an unsupervised basis, alone or with others. Unless otherwise provided in a subsequent writing signed by Company, this Agreement shall apply to all Work Product created in connection with all Work conducted before or after the date of this Agreement.

Intraco Systems, Inc. shall own all rights in the Work Product. To this end, all Work Product shall be considered Work made by me for hire for Company. If any of the Work Product may not, by operation of law or agreement be considered Work made by me for hire for Company (or if ownership of all rights therein do not otherwise vest exclusively in Company), I agree to assign, and upon creation thereof automatically assign, without further consideration, the ownership thereof to Company. I hereby irrevocably relinquish for the benefit of Company and its assigns any moral rights in the Work Product recognized by applicable law. Company shall have the right to obtain and hold, in whatever name or capacity it selects, copyrights, registrations, and any other protection available in the Work Product.

     I agree to perform upon the request of Company, during or after my Work, such Further acts as may be necessary or desirable to transfer, perfect, and defend Owner's ownership of the Work Product, including by (1) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance, (2) obtaining and/or aiding in the enforcement of copyrights, trade secrets, and (if applicable) patents with respect to the Work Product in any countries, and (3) providing testimony in connection with any proceeding affecting the rights of Company in any Work Product.

     I warrant that my Work for Company does not and will not in any way conflict with any remaining obligations I may have with any prior employer or contractor. I also agree to develop all Work Product in a manner that avoids even the appearance of infringement of any third party's intellectual property rights.

Section 3. CONFIDENTIALITY AND NON-DISCLOSURE

     During the course of my engagement and afterwards, I agree not to use or disclose any trade secrets of Company at any time except as necessary to perform my duties for Company. Under the law, a "trade secret" -is a type of intangible property, the theft (i.e., misappropriation) of which is a tort and crime in most states. It does not have to be in written form to be protected.

A trade secret generally consists of valuable, secret information or ideas that Company collects or uses in order to keep its competitive edge, including confidential information supplied to Company by its customers, clients, vendors, or agents. Examples of trade secrets are such technical information as manufacturing or operating processes, equipment design, product specifications, computer software in source code form, and other proprietary technology, and such business information as selling and pricing information and procedures, customer lists, business and marketing plans, ideas and plans for products, services or other business development, and internal financial statements. These restrictions do not apply to any information generally available to the public or any information properly obtained from a completely independent source.

     Furthermore, I agree to maintain in strict confidence, and agree not to use and disclose except as authorized by Intraco Systems, any information of a competitively sensitive or proprietary nature that I receive from Intraco Systems, Inc. or its clients or contractors in connection with my services hereunder. Intraco Systems agrees to take reasonable steps to identify, and cause its clients and contractors to identify, for my benefit such information, including by using confidentiality notices in written material where appropriate. These restrictions shall not be construed to apply to (1) information generally available to the public, (2) information released by Intraco Systems or its clients or contractors, as the case may be, generally without restriction, (3) information independently developed or acquired by me without reliance in any way on other protected information of Intraco Systems or its clients or contractors, or (4) information approved by Intraco Systems or its clients or contractors, as the case may be, for my use and. disclosure without restriction.

Section 4. RETURN OF MATERIALS

     Upon the request of Intraco Systems and, in any event, upon termination of my employment, I will leave with Intraco Systems all memoranda, notes, records, drawings, manuals, disks, or other documents and media pertaining to Intraco Systems's business, including all copies thereof.

Section 5. COVENANT NOT TO COMPETE

     During the term hereof and for a period of two years thereafter, I shall not compete, directly or indirectly, with the Company, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant or employee of the Company, including, without limitation, employing or being an investor (representing more than a 5% equity interest) in, or officer, director or consultant to, any person or entity which employs any former key or technical employee whose employment with the Company was terminated after the date which is one year prior to the date of termination of the employee's employment therewith. An activity competitive with an activity engaged in by the Company shall mean performing services specifically in the computer systems integration industry (whether as an employee, officer, consultant, director, partner or sole proprietor) for any person or entity engaged in the business engaged in by the Company during the time of my relationship with the Company or at the time of my termination of my relationship with the Company.

     It is the desire and intent of the parties that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

     Nothing in this Section shall reduce or abrogate the employee's obligations during the term of this Agreement..

Section 6. NONINTERFERENCE WITH PERSONNEL RELATIONS

     During my employment with Intraco Systems and for a period of twelve months afterwards, I will not knowingly solicit, entice, or persuade any other employees of Intraco Systems to leave the services of Intraco Systems, Inc. for any reason.

Section 7. REMEDIES
     If there is a breach or threatened breach of the provisions of this Agreement, the Company shall be entitled to an injunction restraining the employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

Section 8. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida with venue in Palm Beach County.

Section 9. MISCELLANEOUS

     This Agreement shall inure to the benefit of, and be binding upon, Intraco Systems and its subsidiaries and affiliates, together with their successors and assigns, and me, together with my executor, administrator, personal representative, heirs, and legatees.

     This Agreement merges and supersedes all prior and contemporaneous agreements, undertakings, covenants, or conditions (including specifically all prior confidentiality and non-competition agreements I have entered), whether oral or written, express or implied, to the extent they contradict or conflict with the provisions hereof.

     Although it is understood that my employment is contingent on the acceptance and observance of this Agreement, this Agreement shall not be construed to make my employment other than terminable at will at any time by me or. Intraco Systems in the sole discretion of either party.

     IN WITNESS WHEREOF, I have accepted and executed this Agreement under seal as of the 4th day of January 1999.

EMPLOYEE                                   INTRACO SYSTEMS, INC.:


______________________                    ______________________________
Signature:                                          Signature:
Jack Berger, President

Social Security No.


Address:________________________

_______________________________